Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the references to us and to estimates of reserves contained in this Annual Report on Form 10-K of Constellation Energy Partners LLC for the year ended December 31, 2013 and in Constellation Energy Partners LLC’s previously filed Registration Statements on Form S-8 (Nos. 333-140745, 333-158944 and 333-163426) and on Form S-3 (Nos. 333-147085 and 333-171792).

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/S/ DANNY D. S IMMONS
Danny D. Simmons, P.E. President and Chief Operating Officer

Houston, Texas

March 27, 2014